Proxy Statement Pursuant to Section 14(a) of the
                        Securities Exchange Act of 1934
                                (Amendment No. )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

     [ ]   Preliminary Proxy Statement
     [ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
     [X]   Definitive Proxy Statement
     [ ]   Definitive Additional Materials
     [ ]   Soliciting Material Pursuant to Sec. 240.14a-11(c) or Sec. 240.14a-12

                       Homeplex Mortgage Investments Corporation
- --------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

                                  Jay Hoffman
- --------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

[X] $125 per Exchange Act Rules 0-1l(c)(1)(ii), 14a-6(i)(1), 14a-6(j)(2) or Item
    22(a)(2) of Schedule 14A.

[ ] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1) Title of each class of securities to which transaction applies:

     2) Aggregate number of securities to which transaction applies:

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     4) Proposed maximum aggregate value of transaction:

     5) Total fee paid:

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1) Amount Previously Paid:

     2) Form, Schedule or Registration Statement No.:

     3) Filing Party:

     4) Date Filed:





                                HOMEPLEX MORTGAGE
                             INVESTMENTS CORPORATION


- --------------------------------------------------------------------------------
                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                  June 13, 1995
- --------------------------------------------------------------------------------



         The Annual Meeting of Stockholders of Homeplex Mortgage Investments Corporation, a Maryland corporation (the "Company"), will be held at 8:00 a.m., on Tuesday, June 13, 1995, at The Wigwam Resort Hotel, Litchfield Park, Arizona, for the following purposes:

         1. To elect directors to serve until the next annual meeting of stockholders and until their successors are elected and qualified.

         2. To ratify the appointment of Kenneth Leventhal & Company as the independent auditors of the Company for the fiscal year ending December 31, 1995.

         3. To transact such other business as may properly come before the meeting or any adjournment thereof.

         The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

         Only stockholders of record at the close of business on May 5, 1995 are entitled to notice of and to vote at the meeting.

         All stockholders are cordially invited to attend the meeting in person. To assure your representation at the meeting, however, you are urged to mark, sign, date and return the enclosed proxy as promptly as possible in the postage-prepaid envelope enclosed for that purpose. Any stockholder attending the meeting may vote in person even if he or she previously has returned a proxy.

                                             Sincerely,



                                             Jay R. Hoffman
                                             Secretary

Phoenix, Arizona
May 12, 1995





                                HOMEPLEX MORTGAGE
                             INVESTMENTS CORPORATION


- --------------------------------------------------------------------------------
                                 PROXY STATEMENT
- --------------------------------------------------------------------------------



General

         The enclosed proxy is solicited on behalf of Homeplex Mortgage Investments Corporation, a Maryland corporation (the "Company"), by the Company's board of directors (the "Board of Directors") for use at the Annual Meeting of Stockholders to be held at 8:00 a.m. on Tuesday, June 13, 1995 (the "Meeting"), or at any adjournment thereof, for the purposes set forth in this proxy statement and in the accompanying Notice of Annual Meeting of Stockholders. The Meeting will be held at The Wigwam Resort Hotel, Litchfield Park, Arizona.

         These proxy solicitation materials were mailed on or about May 12, 1995, to all stockholders entitled to vote at the Meeting.

         The Company's principal executive office is located at 5333 North Seventh Street, Suite 219, Phoenix, Arizona 85014.

         The information contained in the "Compensation Committee Report on Executive Compensation" below and "Performance of the Common Stock" below shall not be deemed "filed" with the Securities and Exchange Commission or subject to Regulations 14A or 14C or to the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

Voting Securities and Voting Rights

         Stockholders of record at the close of business on May 5, 1995 (the "Record Date") are entitled to notice of and to vote at the Meeting. On the Record Date, there were issued and outstanding 9,716,517 shares of the Company's Common Stock, $.01 par value (the "Common Stock").

         The presence, in person or by proxy, of the holders of a majority of the total number of shares of Common Stock outstanding constitutes a quorum for the transaction of business at the Meeting. Each stockholder voting at the Meeting, either in person or by proxy, may cast one vote per share of Common Stock held on all matters to be voted on at the Meeting.

         The affirmative vote of a majority of the outstanding shares of Common Stock of the Company present in person or represented by proxy at the Meeting and entitled to vote on the election of directors is required for the election of directors. Votes cast by proxy or in person at the Meeting will be tabulated by the election inspectors appointed for the Meeting and will determine whether a quorum is present. The election inspectors will treat abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum but as unvoted for purposes of determining the approval of any matter submitted to the stockholders for a vote. If a broker indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will not be considered as present and entitled to vote with respect to that matter.

Revocability of Proxies

         Any person giving a proxy may revoke the proxy at any time before its use by delivering to the Company written notice of revocation or a duly executed proxy bearing a later date or by attending the Meeting and voting in person.

Voting Solicitation

         The cost of this solicitation will be borne by the Company. In addition, the Company may reimburse brokerage firms and other persons representing beneficial owners of shares for expenses incurred in forwarding solicitation materials to such beneficial owners. Proxies also may be solicited by certain of the Company's directors and officers, personally or by telephone or telegram, without additional compensation.

Annual Report

         The 1994 Annual Report to Stockholders, which was mailed to stockholders with or preceding this Proxy Statement, contains financial and other information about the activities of the Company but is not incorporated into this Proxy Statement and is not to be considered a part of these proxy soliciting materials.

Security Ownership of Principal Stockholders and Management

         As of the Record Date, there were outstanding 9,716,517 shares of Common Stock of the Company. The table below sets forth the beneficial ownership of Common Stock of the Company as of the Record Date by each director and nominee for director, by each executive officer and by all directors and executive officers of the Company as a group, and each person known to the Company to be a beneficial owner of more than five percent of Common Stock which information as to beneficial ownership is based upon statements furnished to the Company by such persons.

               Name and Address              Number of Shares     Percent of
             of Beneficial Owner          Beneficially Owned(1)  Common Stock(2)

Alan D. Hamberlin* ......................          274,609(3)       2.71%
Jay R. Hoffman* .........................           77,029(4)        **
Mark A. McKinley* .......................           46,575(5)        **
Mike Marusich* ..........................           34,273(5)        **
Gregory K. Norris* ......................           11,423(5)        **
All directors and executive officers
 as a group (five persons) ..............          443,909(6)       4.31%

5% Stockholders:

Ira Sochet ..............................          513,400          5.28%
5701 Sunset Drive, Suite 315
South Miami, Florida 33143

The InterGroup Corporation ..............          859,000(7)       8.84%
and John V. Winfield

  * Each director and executive officer of the Company may be reached through the Company at 5333 North Seventh Street, Suite 219, Phoenix, Arizona 85014.

**    Less than 1% of the outstanding shares of Common Stock.

(1) Includes, where applicable, shares of Common Stock owned of record by such person's minor children and spouse and by other related individuals and entities over whose shares of Common Stock such person has custody, voting control or the power of disposition.

(2) The percentages shown include the shares of Common Stock actually owned as of May 5, 1995 and the shares of Common Stock which the person or group had the right to acquire within 60 days of such date. In calculating the percentage of ownership, all shares of Common Stock which the identified person or group had the right to acquire within 60 days of May 5, 1995 upon the exercise of options are deemed to be outstanding for the purpose of computing the percentage of the shares of Common Stock owned by such person or group, but are not deemed to be outstanding for the purpose of computing the percentage of the shares of Common Stock owned by any other person.

(3) Includes 37,900 shares of Common Stock indirectly beneficially owned by Mr. Hamberlin through a partnership and 236,709 shares of Common Stock which Mr. Hamberlin had the right to acquire within 60 days of May 5, 1995 by the exercise of stock options (including dividend equivalent rights).

(4) Includes 15,000 shares of Common Stock owned by Mr. Hoffman and 62,029 shares of Common Stock which Mr. Hoffman had the right to acquire within 60 days of May 5, 1995 by the exercise of stock options (including dividend equivalent rights).

(5) All of such shares of Common Stock are shares which Mr. McKinley, Mr. Marusich and Mr. Norris had the right to acquire within 60 days of May 5, 1995 by the exercise of stock options (including dividend equivalent rights).

(6) Includes 391,009 shares of Common Stock which such persons had the right to acquire within 60 days of May 5, 1995 by the exercise of stock options (including dividend equivalent rights).

(7) The nature of beneficial ownership of the 859,000 shares is 459,000 shares are owned by the InterGroup Corporation and 400,000 shares are owned by John V. Winfield. Mr. Winfield is Chairman of the Board and President of The InterGroup Corporation. As of February 7, 1995, 427,406 shares of InterGroup common stock, constituting 46% of the outstanding InterGroup shares, were owned directly or beneficially by Mr. Winfield.

      Other than options and dividend equivalent rights granted under the Company's stock option plan, there are no outstanding warrants, options or rights to purchase any shares of Common Stock of the Company, and no outstanding securities convertible into Common Stock of the Company.

Compliance with Section 16(a) of the Securities Exchange Act of 1934

      Section  16(a)  of the  Securities  Exchange  Act  of  1934  requires  the
Company's officers and directors, and persons who own more than 10% of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission ("SEC") and the New York Stock Exchange. Officers, directors and greater than 10% stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

      Based solely on the Company's review of the copies of such forms received by it during the fiscal year ended December 31, 1994, and written representations that no other reports were required, the Company believes that each person who, at any time during such fiscal year, was a director, officer or beneficial owner of more than 10% of the Company's Common Stock complied with all Section 16(a) filing requirements during such fiscal year or prior fiscal years.


                              ELECTION OF DIRECTORS

Nominees

      A board of four directors is to be elected at the Meeting. Unless otherwise instructed, the proxy holders will vote the proxies received by them for Alan D. Hamberlin, Mike Marusich, Mark A. McKinley and Gregory K. Norris, all of whom currently are directors of the Company. In the event that any nominee of the Company is unable or declines to serve as a director at the time of the Meeting, the proxies will be voted for any nominee designated by the current Board of Directors to fill the vacancy. It is not expected that any nominee will be unable or will decline to serve as a director. The term of office of each person elected as a director will continue until the next annual meeting of stockholders and until a successor has been elected and qualified. Biographical information respecting the nominees for directors is set forth below under the heading "Information Concerning Directors and Executive Officers of the Company."

      The Company's bylaws provide that the Board of Directors shall consist of not fewer than three nor more than 15 members. The bylaws further provide that, for so long as the Company maintains its election to be treated as a real estate investment trust ("REIT"), the majority of the members of the Board of Directors and of any committee of the Board of Directors will at all times be Unaffiliated Directors, except in the case of a vacancy. Unaffiliated Directors are directors who are not themselves, or affiliated with persons, responsible for directing or performing the day to day business affairs of the Company. As of the date of this Proxy Statement, the Unaffiliated Directors are Messrs. Marusich, McKinley and Norris. Vacancies occurring on the Board of Directors among the Unaffiliated Directors will be filled by nominees selected by the Unaffiliated Directors who are approved by the vote of a majority of the directors, including a majority of the Unaffiliated Directors.

      All directors are elected at each annual meeting of the Company's stockholders for a term of one year, and hold office until their successors are elected and qualified. All officers serve at the discretion of the Board of Directors.

Information Concerning Directors and Executive Officers of the Company

      The directors and executive officers of the Company are as follows:

Name                   Age       Position(s) Held

Alan D. Hamberlin      46         Chairman of the Board of Directors, Director,
                                  President and Chief Executive Officer
Jay R. Hoffman         40         Vice President, Secretary, Treasurer and Chief
                                  Financial and Accounting Officer
Mike Marusich          69         Director
Mark A. McKinley       48         Director
Gregory K. Norris      44         Director


      Alan D. Hamberlin has been a Director and the President and Chief Executive Officer of the Company since its organization and Chairman of the Board of Directors of the Company since January 1990. Mr. Hamberlin also served as the President and Chief Executive Officer of the managing general partner of the Company's former Manager. Mr. Hamberlin has been President of Courtland Homes, Inc. since July 1983. Mr. Hamberlin has served as a Director of American Southwest Financial Corporation and American Southwest Finance Co., Inc. since their organization in September 1982. Mr. Hamberlin also has served as a Director of American Southwest Affiliated Companies and American Southwest Holdings, Inc. since their respective organizations in March 1985 and August 1994.

      Jay R. Hoffman has been a Vice President and the Secretary, Treasurer and Chief Financial and Accounting Officer of the Company since July 1988. Mr. Hoffman, a certified public accountant, engaged in the practice of public accounting with Kenneth Leventhal & Company from March 1987 through June 1988 and with Arthur Andersen & Co. from June 1976 through March 1987.

      Mike Marusich has been a Director of the Company since June 1990. Mr. Marusich has been a business consultant since 1980. Mr. Marusich, a certified public accountant for 38 years, engaged in the practice of public accounting with Ernst & Whinney (now Ernst & Young) for 15 years and was a partner-in-charge of that firm's Phoenix, Arizona office from 1976 until his retirement in 1980.

      Mark A. McKinley has been a Director of the Company since May 1988. Mr. McKinley is currently Senior Vice President of NationsBanc Mortgage Corporation. Prior to that, he was the Co-Founder, President and Director of Cypress Financial Corporation organized in 1983 and Managing Director of Rancho Santa Margarita Mortgage Corporation, organized in 1990.

      Gregory K. Norris has been a Director of the Company since June 1990. Mr. Norris has been the President of Norris & Benedict Associates P.C., certified public accountants, or its predecessor firms since November 1979. Mr. Norris previously was engaged in the practice of public accounting with Bolan, Vassar and Borrows, certified public accountants, from December 1978 until November 1979 and with Ernst & Whinney (now Ernst & Young) from July 1974 until December 1978.

      On November 1, 1992, the Company entered into an employment agreement with Alan D. Hamberlin which superseded the previous employment agreement that was to expire on April 30, 1993. The term of the employment agreement is for the period from November 1, 1992 through April 30, 1996. The employment agreement provides for the employment of Mr. Hamberlin as the President and Chief Executive Officer of the Company and for Mr. Hamberlin to perform such duties and services as are customary for such a position. The employment agreement provides for Mr. Hamberlin to receive an annual base salary of $250,000 and an annual performance bonus in an amount equal to $1,500 for each $.01 per share of taxable income (computed in accordance with the Internal Revenue Code of 1986, as amended (the "Code")) distributed to the Company's stockholders with respect to each calendar year beginning with 1992. A corporation owned by Mr. Hamberlin also is entitled to the payment of $15,000 annually as reimbursement for expenses incurred by such company in providing support to Mr. Hamberlin in connection with the performance of his duties.

      The employment agreement provides for Mr. Hamberlin to receive his fixed and bonus compensation to the date of the termination of his employment by reason of his death, disability or resignation and for Mr. Hamberlin to receive his fixed compensation to the date of the termination of his employment by reason of the termination of his employment for cause as defined in the agreement. The employment agreement also provides for Mr. Hamberlin to receive his fixed compensation in a lump sum and bonus payments that would have been payable through the term of the agreement as if his employment had not been terminated in the event that Mr. Hamberlin or the Company terminates Mr. Hamberlin's employment following any "change in control" of the Company as defined in the agreement. Section 280G of the Code may limit the deductibility of such payments for federal income tax purposes. A change in control would include a merger or consolidation of the Company, a sale of all or substantially all of the assets of the Company, changes in the identity of a majority of the members of the Board of Directors of the Company or acquisitions of more than 9.8% of the Company's Common Stock subject to certain limitations. The employment agreement also restricts the Company from entering into a separate management agreement or arrangement without Mr. Hamberlin's consent.

Meetings and Committees of the Board of Directors

      The Company's bylaws authorize the Board of Directors to appoint among its members an executive committee, an audit committee and other committees composed of three or more directors. A majority of the members of any committee so appointed must be Unaffiliated Directors. Messrs. Marusich, McKinley and Norris are members of the Company's Audit Committee and the Company's Special Committee. The Audit Committee reviews the annual financial statements, the significant accounting issues and the scope of the audit with the Company's independent auditors and is available to discuss with the auditors any other audit related matters which may arise during the year. The Special Committee was formed in May 1994 for the purpose of evaluating and negotiating a proposed merger transaction between American Southwest Holdings, Inc. and the Company. In February 1995, the Board of Directors of American Southwest Holdings, Inc. notified the Company that they were ending negotiations with respect to such merger transaction.

      The Board of Directors of the Company held a total of three meetings during the fiscal year ended December 31, 1994. One director was absent for one of the three meetings. The Company's Audit Committee met separately at one formal meeting during the fiscal year ended December 31, 1994. One director was absent for such Audit Committee meeting. The Special Committee held a total of eight meetings during the fiscal year ended December 31, 1994. One director was absent for one of the eight meetings.

Transactions with Management and Others

      The Company is a party to a subcontract agreement (the "Subcontract Agreement") with American Southwest Financial Services, Inc. ("ASFS"), an affiliate of American Southwest Financial Corporation and American Southwest Finance Co., Inc. (together "American Southwest"), pursuant to which ASFS has agreed to perform certain services for the Company in connection with the issuance and administration of mortgage securities issued by the Company or by any affiliate of ASFS with respect to which the Company acquires mortgage interests. Based on reports received by the Company from ASFS, ASFS received administration fees and expenses of $165,000 for the year ended December 31, 1994 for services performed by ASFS in connection with mortgage securities with respect to which the Company owns mortgage interests.

      The Company is not affiliated with American Southwest or ASFS, except as described in the following two paragraphs. Except for the Subcontract Agreement with ASFS, the Company has no agreements with ASFS or American Southwest.

      Alan D. Hamberlin directly or indirectly owns a total of 6.7% of the voting stock of American Southwest Holdings, Inc. American Southwest Holdings, Inc. directly or indirectly owns 100% of the voting stock of, among other entities, ASFS, American Southwest Financial Corporation and Westam Mortgage Financial Corporation.

      Alan D. Hamberlin also is a director of American Southwest Financial Corporation, American Southwest Finance Co., Inc., American Southwest Affiliated Companies and American Southwest Holdings, Inc.



Executive Compensation


      The  following  table sets forth  compensation  received by the  Company's
Chief Executive Officer and its other executive officer for the Company's last three fiscal years ending December 31, 1994.

                                                                                                Long-Term
                                                         Annual Compensation                 Compensation

                                                                           Other
                                                                          Annual       Restricted
                                                                         Compen-          Stock         Stock           All Other
Name and Principal Position     Year           Salary       Bonus         sation          Awards        Options        Compensation

Alan D. Hamberlin                 1994         $250,000     $  2,100         --            --              4,642       $      --
 Chairman, President and          1993          250,000        4,100         --            --              5,439              --
 Chief Executive Officer          1992          250,000       47,500                       --             25,280        243,861(1)

Jay R. Hoffman, Vice              1994          175,000       15,000         --            --              1,216              --
 President, Secretary,            1993          175,000       --             --            --              1,425              --
 Treasurer and Chief              1992          175,000       --                           --              4,091         12,975(1)
 Accounting and Financial

- -----------------
(1)   During 1992 the Company  purchased  64,818 shares of Common Stock from Mr.
      Hamberlin  and 9,793 shares of Common Stock from Mr.  Hoffman  pursuant to the purchase  provisions of the Company's stock option plan. The net value realized (purchase price of stock on date of purchase by Company less fair market value on such date) equaled  $243,861 for Mr. Hamberlin and $12,975 for Mr.  Hoffman.  Such shares had  originally  been purchased in 1991 and
      1990 by Mr.  Hamberlin and in 1991 by Mr. Hoffman  through the exercise of stock options.  At the time Mr. Hamberlin exercised his options to acquire the 64,818 shares of Common Stock,  such shares of Common Stock had a fair market value in excess of the exercise price paid of $291,422. At the time
      Mr.  Hoffman  exercised  his options to acquire the 9,793 shares of Common
      Stock,  such shares of Common  Stock had a fair market  value in excess of the exercise price paid of $57,716. Such amounts were previously disclosed in the  Company's  Form 10-Ks for the years  ended  December  31, 1991 and
      December 31, 1990, as applicable.  A portion of these amounts, for Federal income tax purposes,  were reported as compensation  to Mr.  Hamberlin and
      Mr. Hoffman in the years the stock options were exercised.


      Officers and key personnel of the Company are eligible to receive stock options under the Company's stock option plan. See "Employee Benefit Plans."

Director Compensation

      The Company pays an annual director's fee to each Unaffiliated Director equal to $20,000, a fee of $1,000 for each regular meeting of the Board of Directors attended by each Unaffiliated Director and reimbursement of costs and expenses for attending such meetings. In addition, the Company's directors are eligible to participate in the Company's stock option plan. See "Employee Benefit Plans."

      During 1994, the Unaffiliated Directors also accrued dividend equivalent rights, in the amounts of 913 with respect to Mr. McKinley, 224 with respect to Mr. Norris, and 672 with respect to Mr. Marusich. The dividend equivalent rights accrued to Messrs. Hamberlin and Hoffman during 1994 are included in the table on options granted to the Company's executive officers below. In addition, the Company's directors are eligible to participate in the Company's stock option plan described below.


Employee Benefit Plan

Stock Option Plan

      In May 1988, the Company's Board of Directors adopted a stock option plan (the "Plan") which was amended on July 18, 1990 to limit the redemption price available to optionholders as described below. Under the terms of the Plan, both qualified incentive stock options ("ISOs"), which are intended to meet the requirements of Section 422A of the Code, and non-qualified stock options may be granted. ISOs may be granted to the officers and key personnel of the Company. Non-qualified stock options may be granted to the Company's directors and key personnel. The purpose of the Plan is to provide a means of performance-based compensation in order to attract and retain qualified personnel and to provide an incentive to others whose job performance affects the Company.

      Under the Plan, options to purchase shares of the Company's Common Stock may be granted to the Company's directors, officers and key personnel. The maximum number of shares of the Company's Common Stock which may be covered by options granted under the Plan is limited to 5% of the number of shares outstanding. An option granted under the Plan may be exercised in full or in part at any time or from time to time during the term of the option, or provide for its exercise in stated installments at stated times during the term of the option. The exercise price for any option granted under the Plan may not be less than 100% of the fair market value of the shares of Common Stock at the time the option is granted. The optionholder may pay the exercise price in cash, bank cashier's check, or by delivery of previously acquired shares of Common Stock of the Company. No option may be granted under the Plan to any person who, assuming exercise of all options held by such person, would own directly or indirectly more than 9.8% of the total outstanding shares of Common Stock of the Company.

      An optionholder also will receive at no additional cost "dividend equivalent rights" to the extent that dividends are declared on the outstanding shares of Common Stock of the Company on the record dates during the period between the date an option is granted and the date such option is exercised. The number of dividend equivalent rights which an optionholder receives on any dividend declaration date is determined by application of a formula whereby the number of shares subject to the option is multiplied by the dividend per share and divided by the fair market value per share (as determined in accordance with the Plan) to arrive at the total number of dividend equivalent rights to which the optionholder is entitled.

      The dividend equivalent rights earned will be distributed to the optionholder (or his successor in interest) in the form of shares of the Company's Common Stock when the option is exercised. Dividend equivalent rights will be computed both with respect to the number of shares under the option and with respect to the number of dividend equivalent rights previously earned by the optionholder (or his successor in interest) and not issued during the period prior to the dividend record date. Shares of the Company's Common Stock issued pursuant to the exchange of dividend equivalent rights will not qualify for the favored tax treatment afforded shares issued upon exercise of an ISO, notwithstanding the character of the underlying option with respect to which the dividend equivalent rights were earned. The number of shares issuable upon exchange of dividend equivalent rights is not subject to the limit of the number of shares which are issuable upon exercise of options granted under the Plan.

      Under the Plan, an exercising optionholder has the right to require the Company to purchase some or all of the optionholder's shares of the Company's Common Stock. That redemption right is exercisable by the optionholder only with respect to shares (including the related dividend equivalent rights) that he has acquired by exercise of an option under the Plan. Furthermore, the optionholder can only exercise his redemption rights within six months from the last to expire of (i) the two year period commencing with the grant date of an option,
(ii) the one year period  commencing  with the  exercise  date of an option,  or
(iii) any restriction period on the optionholder's transfer of the shares of Common Stock he acquires through exercise of his option. The price for any shares repurchased as a result of an optionholder's exercise of his redemption right is the lesser of the book value of those shares at the time of redemption or the fair market value of the shares on the date the options were exercised.

      The Plan is administered by the Board of Directors which will determine whether such options will be granted, whether such options will be ISOs or non-qualified stock options, which directors, officers or key personnel will be granted options, and the number of options to be granted, subject to the aggregate maximum amount of shares issuable under the Plan set forth above. Each option granted must terminate no more than 10 years from the date it is granted. Under current law, ISOs cannot be granted to directors who are not also employees of the Company, or to directors or employees of entities unrelated to the Company.

      The Board of Directors may amend the Plan at any time, except that approval by the Company's stockholders is required for any amendment that increases the aggregate number of shares of Common Stock that may be issued pursuant to the Plan, increases the maximum number of shares of Common Stock that may be issued to any person, changes the class of persons eligible to receive such options, modifies the period within which the option may be granted, modifies the period within which the options may be exercised or the terms upon which options may be exercised, or increases the material benefits accruing to the participants under the Plan. Unless previously terminated by the Board of Directors, the Plan will terminate in May 1998.

      The following table provides information on options granted to the Company's executive officers during 1994.


                                                 Percentage of
                                                  Total Stock
                                                  Granted to         Exercise                        Grant Date
                                Options            Employees           Price        Expiration     Market Price
          Name               Granted(#)(1)          in 1994         (per share)       Date(3)         of Stock          Valuation(4)

Alan D. Hamberlin                4,642               59.67%            (2)             (2)             $1.00                $4,642
Jay R. Hoffman                   1,216               15.63             (2)             (2)              1.00                 1,216

(1)   All of such options are currently exercisable.
(2)   Represent dividend equivalent rights earned in 1994. Such rights expire at the same time as the  options on which they were  earned  which  expire at various dates between July 26, 1999 and February 6, 2002.
(3)   Options are subject to earlier  expiration upon an optionee's  termination for cause or three months after any other termination of employment.
(4)   This  column   represents  the   Black-Scholes   option  valuation  method
      calculation of the options' present value. The  Black-Scholes  computation is based upon  certain  assumptions,  including  hypothetical  stock price volatility  and  market  interest  rate  calculations.  In  addition,  the
      Black-Scholes  valuation  method does not reflect the effects  upon option
      valuation   of   the   options'    nontransferability    and   conditional
      exercisability.



      The following table provides information on options exercised in 1994 by the Company's executive officers and the value of such officer's unexercised options at December 31, 1994.

                                                                          Number of                     Value of Unexercised
                                                                     Unexercised Options               In-The-Money Options at
                                                                    At December 31, 1994               December 31, 1994($)(1)

                           Shares Acquired      Value At
         Name              on Exercise (#)     Exercise($)     Exercisable     Unexercisable    Exercisable      Unexercisable

Alan D. Hamberlin                --              $  --          236,709            --            $  --             $  --
Jay R. Hoffman                   --              $  --           62,029            --            $  --             $  --


(1) Calculated based on the closing price at December 31, 1994 of $1.00 multiplied by the number of applicable shares in the money (including dividend equivalent rights), less the total exercise price per share.



SEP-IRA

      On June 27, 1991, the Company established a simplified employee pension-individual retirement account pursuant to Section 408(k) of the Code (the "SEP-IRA"). Annual contributions may be made by the Company under the SEP-IRA to employees. Such contributions will be excluded from each employee's gross income and will not exceed the lesser of 15% of such employee's compensation or $30,000. The Company did not make any contributions to the SEP-IRA during 1994.

               BOARD OF DIRECTORS REPORT ON EXECUTIVE COMPENSATION

      The Board of Directors is responsible for reviewing and determining the Company's compensation policies and the compensation paid to executive officers, including approving the employment agreement with the Company's President. There is no compensation committee that reviews and makes recommendations to the Board of Directors on cash compensation, stock option awards and other compensation for the Company's executive officers.

      The principal component of the compensation for the Company's President is established pursuant to a three-year employment agreement with Mr. Hamberlin. The term of the employment agreement with respect to Mr. Hamberlin is for the period from November 1, 1992 through April 30, 1996 and provides for Mr. Hamberlin to receive an annual base salary of $250,000 and an annual performance bonus in an amount equal to $1,500 for each $.01 per share of taxable income (computed in accordance with the Code) distributed to the Company's stockholders with respect to each calendar year beginning with 1992. With respect to the calendar year ending December 31, 1994, Mr. Hamberlin received an annual performance bonus in an amount equal to $2,100 based upon the foregoing computation. A corporation owned by Mr. Hamberlin also is entitled to the payment of $15,000 annually as reimbursement for expenses incurred by such company in providing support to Mr. Hamberlin in connection with the performance of his duties.

      On August 1, 1991, the Company entered into a three-year employment agreement with Jay R Hoffman, the Vice President, Secretary, Treasurer and Chief Financial and Accounting Officer of the Company. The employment agreement provided that Mr. Hoffman receive an annual base salary of $175,000 and, if determined in the sole discretion of the President of the Company, a bonus. The employment agreement expired on July 31, 1994 and no new agreement has been entered into between the Company and Mr. Hoffman. However, the Company has continued to compensate Mr. Hoffman on the same basis.

      In approving the employment agreement for Mr. Hamberlin, the Board of Directors took into account, among other things, (1) the historical financial results of the Company, (2) the performance of the Company's Common Stock, (3) compensation paid to executive officers or to a management company in prior years, and (4) compensation of executive officers employed by companies in industries similar to the Company.

      The Company also compensates its executive officers through the stock option plans approved by the stockholders. The Board of Directors believes that stock option grants provide an incentive that aligns the executive officers' interests with those of the stockholders by giving them an equity stake in the business. The Company's stock options are of significant value to the executive officer receiving such options only to the extent that (i) the price of the Company's stock increases above the option grant price which is the fair market value on the date of the grant and/or (ii) dividend distributions on the Company's Common Stock results in the accrual of dividend equivalent rights with respect to the stock options. Thus, the Board of Directors believes that the Company's stock option plan motivates its executive officers to manage the Company in a manner that will provide the best overall return to the Company's stockholders.

      During fiscal year 1994, the compensation earned by executive officers pursuant to their respective employment agreements was related to corporate performance to the extent of cash bonuses which, with respect to Mr. Hamberlin, was directly related to the amount of taxable income distributed to the Company's stockholders. In addition, compensation in the form of stock options held by the Company's executive officers was related to corporate performance because the value of such stock options depends upon the value of the Company's Common Stock in the market and the amount of dividend distributions on the Common Stock (which results in the accrual of dividend equivalent rights with respect to the stock options). These two methods of compensation reflects the directors' belief that a portion of the annual compensation of each executive officer should correlate to the performance of the Company.

Alan D. Hamberlin      Mike Marusich     Mark A. McKinley     Gregory K. Norris


           COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

      The entire Board of Directors of the Company performed the function of determining the Company's compensation policies applicable to its executive officers. Alan D. Hamberlin, the Chairman of the Board of Directors, also was the President and Chief Executive Officer of the Company during the fiscal year. Although Mr. Hamberlin served on the Company's Board of Directors, he did not participate in the Board of Directors' decisions regarding the approval of his employment agreement or grants of stock options to him.


                                PERFORMANCE GRAPH

      The following chart compares the cumulative total stockholder return on the Company's Common Stock during the five years ended December 31, 1994, with a cumulative total return on the Standard & Poor's 500 Stock Index and an industry index (the "Index") prepared by the National Association of Real Estate
Investment Trusts ("NAREIT"). The Index consists of Mortgage Real Estate Investment Trusts and includes 29 companies with a total market capitalization of $2.5 billion as compiled by NAREIT. The comparison assumes $100 was invested on December 31, 1989 in the Company's Common Stock and in each of the foregoing indices and assumes reinvestment of dividends.


                   HOMEPLEX MORTGAGE INVESTMENTS CORPORATION
                       1994 PROXY STOCK PERFORMANCE GRAPH

               12-31-89    12-31-90    12-31-91   12-31-92   12-31-93   12-31-94
               --------    --------    --------   --------   --------   --------

Homeplex
  Mortgage
  Investments
  Corporation      100       160.3       383.5      138.5      72.9       59.5
Mortgage
  REIT Index       100        81.6       107.6      109.7     125.6       95.1
S & P 500          100        96.8       126.4      136.1     149.7      151.7






               RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

      The Board of Directors has appointed Kenneth Leventhal & Company, independent public accountants, to audit the consolidated financial statements of the Company for the fiscal year ending December 31, 1995 and recommends that stockholders vote in favor of the ratification of such appointment. In the event of a negative vote on such ratification, the Board of Directors will reconsider its selection. The Board of Directors anticipates that representatives of Kenneth Leventhal & Company will be present at the Meeting, will have the opportunity to make a statement if they desire, and will be available to respond to appropriate questions.

                 DEADLINE FOR RECEIPT OF STOCKHOLDERS PROPOSALS

      Stockholder proposals that are intended to be presented by such stockholders at the annual meeting of the Company for the fiscal year ending December 31, 1995 must be received by the Company no later than February 1, 1996 in order to be included in the proxy statement and form of proxy relating to such meeting.

                                  OTHER MATTERS

      The Company knows of no other matters to be submitted to the Meeting. If any other matters properly come before the Meeting, it is the intention of the persons named in the enclosed proxy card to vote the shares they represent as the Board of Directors may recommend.

                                                             Dated: May 12, 1995

                    HOMEPLEX MORTGAGE INVESTMENTS CORPORATION

                       1995 ANNUAL MEETING OF STOCKHOLDERS


        The undersigned stockholder of HOMEPLEX MORTGAGE INVESTMENTS CORPORATION, a Maryland corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated May 12, 1995, and hereby appoints Alan D. Hamberlin and Jay R. Hoffman, and each of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 1995 Annual Meeting of Stockholders of HOMEPLEX MORTGAGE INVESTMENTS CORPORATION, to be held on Tuesday, June 13, 1995, at 8:00 a.m., at The Wigwam Resort Hotel, Litchfield Park, Arizona, and at any adjournment thereof, and to vote all shares of Common Stock that the undersigned would be entitled to vote if then and there personally present, on the matters set forth on the reverse side.
        This proxy will be voted as directed or, if no contrary direction is indicated, will be voted FOR the election of Directors; FOR the ratification of the appointment of Kenneth Leventhal & Company as independent auditors of the Company; and as the Proxies deem advisable on such other matters as may come before the meeting.
        A majority of such attorneys or substitutes as shall be present and shall act at said meeting or any adjournment or adjournments thereof (or if only one shall be present and act, then that one) shall have and may exercise all of the powers of said attorneys-in-fact hereunder.

                This Proxy is solicited on behalf of the Board of Directors.


                                            [x] Please mark your votes as this

                ----------
                  COMMON

                                            [  ] I plan to attend meeting


        1. ELECTION OF DIRECTORS:               WITHHOLD AUTHORITY to vote
    FOR all nominees listed below             for all nominees listed below
        (except as indicated)
                [  ]                                     [  ]

(If you wish to withhold authority to vote for any individual nominee, strike a line through that nominee's name in the list below):

Alan D. Hamberlin     Mike Marusich      Mark A. McKinley     Gregory K. Norris

2. Proposal to ratify the appointment of Kenneth Leventhal & Company as the independent auditors of the Company.

               FOR [ ]        AGAINST [ ]        ABSTAIN [ ]

    And upon such other matters that may properly come before the meeting or any adjournment thereof.

                                                -----------------------------
                                                DATE

                                                -----------------------------
                                                SIGNATURE

                                                -----------------------------
                                                SIGNATURE

(This Proxy should be dated, signed by the stockholders(s) exactly as his or her name appears hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as a community property, both stockholders should sign.)